Exhibit 23.4

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,

INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the reference to our firm name under the heading “Experts” in this Post-Effective Amendment No. 1 to the Registration Statement (333-198523) on Form S-3 of WPX Energy, Inc. and the reference to our reserve reports dated January 22, 2015 and June 22, 2015 for RKI Exploration and Production, LLC incorporated herein by reference.

/s/ William M. Kazmann
William M. Kazmann
LaRoche Petroleum Consultants, Ltd.

July 13, 2015

Richardson, Texas